Exhibit 99.1

Tianli Agritech Signs Letter of Intent to Acquire 11th Hog Farming Operation
Expanded capacity will bring significant financial benefits

WUHAN CITY, CHINA--(Marketwire -3/14/11) - Tianli Agritech, Inc. (NASDAQ:OINK) ("Tianli" or the “Company"), a leading producer of high quality breeder hogs and market hogs based in Wuhan City, today announced that it has signed a Letter of Intent to purchase the assets of AnPuluo Farm, a 20,000 annual head production hog farm in Enshi City, which is located within the Hubei province.  The Company expects to close the transaction within 45 days at a projected purchase price ranging from $1.9 million to $2.1 million.
Tianli’s Chairwoman and CEO, Ms. Hanying Li, stated "We are very pleased with this expansion opportunity which fits perfectly into our growth plans. After we upgrade and bring this facility to full production, this acquisition will increase our annual production capacity to approximately 170,000 hogs, making us one of the largest hog producers in Hubei province.   Since we identified AnPuluo farm as a prospective acquisition candidate last November, our team has conducted due diligence on the farm’s assets which consist of buildings, related equipment and land use rights.  This acquisition represents the execution of our ongoing strategy to expand our hog farming network in Hubei province to profitably grow our revenues.”
 AnPuluo Farm is owned by AnPuluo Food Co. Ltd.  The facilities are in good condition as the farm was completed in the end of 2008, and has not been used after completion. The acquisition includes the rights to 21 acres of land, 28 buildings and a variety of associated equipment.  Tianli plans to invest approximately $500,000 to upgrade the farm’s facilities and transfer breeding stock to the farm. The farm also has the potential for future capacity expansion.  Assuming the completion of this pending transaction, the Company expects that it will begin to stock the farm with breeding sows by August, 2011, and the first sale of hogs from this farm would occur in early spring 2012. The Company expects a cash payback on the total investment in less than two years after it is fully stocked.
With the additional capacity resulting from the Company’s 10th farm acquired in December, 2010, and assuming the completion of this acquisition, Tianli projects that its average 2012 production capacity will be approximately 150,000 hogs.
Chairwoman Li concluded, “Our team continues to identify attractive acquisition candidates which will allow us to further expand our overall production capacity. Given our strong cash flows and balance sheet, we are well positioned to take advantage of future acquisition opportunities which fit our defined business model.”
About Tianli Agritech, Inc.

Tianli Agritech, Inc. is in the business of breeding, raising and selling hogs in the People's Republic of China. The Company is focused on growing healthy hogs for sale for breeding and meat purposes. The Company conducts genetic, breeding and nutrition research to steadily improve its production capabilities. For more information about the Company, please visit http://www.tianli-china.com.

Forward-Looking Statements
This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. Specifically, there can be no guaranty that the acquisition mentioned herein will close or that output will achieve the amount anticipated. These statements are subject to uncertainties and risks including, but not limited to, the results of breeding, the marketability of our breeder hogs, changes in economic conditions and consumer tastes, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:

Tianli Agritech, Inc.
Ms. Zoe Guo
US Representative
Phone: (818)-640-5616
Email: zoe@tianli-usa.com
Web: http://www.tianli-china.com

Investor Relations
John Mattio, SVP
HC International, Inc.
Tel: US +1-203-616-5144
Email: john.mattio@hcinternational.net
Web: http://www.hcinternational.net